                                  [Meridian Logo]

                                MERIDIAN BANCORP, INC.
                                 35 North Sixth Street
                                     P.O. Box 1102
                              Reading, Pennsylvania 19603

                       Notice of Annual Meeting of Shareholders
                               to be held April 26, 1994

To the Shareholders of Meridian Bancorp, Inc.:

       Notice is hereby given that the Annual Meeting (the
"Meeting") of the holders of Common Stock (the "Common Stock") of
Meridian Bancorp, Inc. ("Meridian") will be held at the Sheraton
Berkshire, Regency Ballroom, Route 422 West and Paper Mill Road,
Wyomissing, Pennsylvania on Tuesday, April 26, 1994, at
4:00 P.M., local time:

             1. To elect eight Class II directors to hold office for three years from the date of election and until their successors shall have been elected and qualified (Matter
       No. 1).

             2.     To consider and act upon a proposal to amend
       Meridian's Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares (Matter No. 2).

             3. To ratify the appointment by Meridian's Board of Directors of KPMG Peat Marwick as Meridian's independent auditors for the fiscal year ending December 31, 1994
       (Matter No. 3).

             4. To consider and act upon a shareholder proposal to provide for cumulative voting in the election of Meridian's directors (Matter No. 4).

             5. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

       Holders of record of issued and outstanding shares of Common Stock at the close of business on February 15, 1994 are entitled to notice of, and to vote at, the Meeting. Such shareholders may vote in person or by proxy. The stock transfer books of Meridian will not be closed.

       The Board of Directors of Meridian cordially invites you to attend the Meeting. Whether or not you are personally present,
       2it is important that your shares be represented at the
Meeting. Accordingly, please sign and return your proxy in the enclosed envelope.

                                        By Order of the Board of Directors,


                                        William L. Gaunt,
                                        Secretary

Dated:  Reading, Pennsylvania
        March 15, 1994

       Shareholders are urged to sign, date and mail the enclosed proxy promptly in the accompanying envelope. The proxy is revocable at any time by a written instrument, including a later dated proxy, signed in the same manner as the proxy and received by the Secretary of Meridian at or before the Meeting. If you attend the Meeting, you may, if you wish, revoke your proxy by voting in person.
       3                            [Meridian Logo]

                                MERIDIAN BANCORP, INC.
                                 35 North Sixth Street
                                     P.O. Box 1102
                              Reading, Pennsylvania 19603

                                _______________________

                                    Proxy Statement
                                  for Annual Meeting
                                    April 26, 1994

                                        GENERAL

Introduction

       Meridian Bancorp, Inc. ("Meridian") is a Pennsylvania business corporation and multibank holding company headquartered at 35 North Sixth Street, Reading, Pennsylvania 19601. Meridian owns all of the outstanding common stock of Meridian Bank, Meridian Bank, New Jersey and Delaware Trust Company. Meridian also owns a number of nonbanking subsidiaries engaged in various aspects of the financial services industry.

Solicitation of Proxies

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Meridian to be used at the Annual Meeting (the "Meeting") of holders of Common Stock (the "Common Stock") of Meridian to be held at the Sheraton Berkshire, Regency Ballroom, Route 422 West and Paper Mill Road, Wyomissing, Pennsylvania, at 4:00 P.M., local time, on Tuesday, April 26, 1994, and at any adjournment or adjournments thereof. The approximate date upon which this Proxy Statement and the accompanying proxy were first sent, given or otherwise made available to shareholders was March 15, 1994. In addition to the use of the mails, proxies may be solicited by personal interview and telephone by directors, officers and employees of Meridian and its subsidiaries. Meridian will pay all costs of soliciting proxies. In addition, Meridian has retained
Georgeson & Co., Inc. to assist with the solicitation of proxies at an estimated cost of $8,000 plus reasonable out-of-pocket expenses.

Voting Securities

       Holders of record of Meridian's Common Stock at the close of business on February 15, 1994 are entitled to notice of, and to vote at, the Meeting.

       At the Meeting, each shareholder is entitled to one vote for each share of Common Stock registered in the shareholder's name at the close of business on February 15, 1994. On February 15, 1994, there were 58,162,266 shares of Common Stock outstanding and, accordingly, holders of Common Stock are entitled to cast a total of 58,162,266 votes at the Meeting. Holders of Common
       4Stock are not entitled to cumulate votes in elections of directors.

       If a shareholder participates in Meridian's Shareholder Automatic Dividend Reinvestment and Stock Purchase Plan, the proxy card sent to such shareholder will represent the number of shares registered in the shareholder's name and the number of shares, including fractional shares, credited to the shareholder's Dividend Reinvestment Plan account.

       If the enclosed form of proxy is appropriately marked, signed and returned in time to be voted at the Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted "FOR" the election of the nominees of Meridian's Board of Directors, "FOR" the amendment to Meridian's Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000, "FOR" the ratification of KPMG Peat Marwick as Meridian's independent auditors for 1994, and "AGAINST" the shareholder proposal to provide for cumulative voting in the election of Meridian's directors. Signed proxies will be voted "FOR" or "AGAINST" each other matter which properly comes before the Meeting or any adjournment or adjournments thereof, at the discretion of the persons named as proxyholders.

Right of Revocation

       Any shareholder giving a proxy has the power to revoke it by a written instrument, including a later dated proxy, signed in the same manner as the proxy and received by the Secretary of Meridian prior to its exercise. Any shareholder attending the Meeting may also revoke his proxy by voting in person at the Meeting.

Quorum

       Under Meridian's Articles of Incorporation, the presence, in person or by proxy, of shareholders entitled to cast at least 66-2/3% of the votes which all shareholders are entitled to cast will constitute a quorum for the transaction of business at the Meeting.

Principal Shareholders

       The following table sets forth information, as of February 15, 1994, as to beneficial owners, either directly or indirectly, of 5% or more of the outstanding shares of Common Stock and as to the right and power of Meridian, directly or indirectly, to vote shares of Common Stock.

                                     Amount and Nature
Name and Address of                  of Beneficial
of Beneficial Owner                      Ownership           Percent of Class

George Strawbridge, Jr.,                4,200,310(1)              7.22%
  Nina S. Strawbridge
  and Barton J. Winokur,
  as co-trustees under a
  Deed of Trust of
  Mr. Strawbridge,
  dated January 21, 1991
Building B, Suite 100
3801 Kennett Pike
Wilmington, DE  19807

Meridian Asset Management,              2,533,785(4)              4.36%
  Inc., Meridian Trust
  Company and Delaware
  Trust Capital
  Management, Inc.(2)(3)
c/o Meridian Bancorp, Inc.
35 North Sixth Street
Reading, PA  19601


__________________

       (1) As reported in a Schedule 13D, dated March 28, 1991 (as amended May 15, 1991), filed by such persons with the Securities and Exchange Commission. As reported, Mr. Strawbridge may be deemed to have sole voting and dispositive power over all of such shares by virtue of his power to revoke the trust, and Mrs. Strawbridge and Mr. Winokur may be deemed to share voting and dispositive power over such shares by virtue of their positions as trustees of such trust. Mrs. Strawbridge and Mr. Winokur each disclaims beneficial ownership of all of the shares owned by the trust. Mrs. Strawbridge may also be deemed to have sole voting and dispositive power over an additional
5,000 shares held by a revocable trust and to share voting and dispositive power over 5,076 shares held in a fiduciary account for the benefit of her minor son; Mrs. Strawbridge disclaims beneficial ownership of such 5,076 shares. In addition, Mr. Strawbridge may be deemed to share voting and dispositive power over an additional 228,120 shares held by various trusts or fiduciary accounts for the benefit of members of his family;
Mr. Strawbridge disclaims beneficial ownership of such 228,120 shares. (See "Matter No. 1 -- Election of Directors," herein.)

       (2) These shares were held of record by nominees for certain trust, estate and agency accounts administered by Meridian Asset Management, Inc., Meridian Trust Company and
Delaware Trust Capital Management, Inc.

       (3) As of February 15, 1994, 1,793,328 shares of Common Stock (approximately 3.08% of outstanding shares of Common Stock) were held of record by a nominee for Meridian Trust Company, trustee for the Meridian Bancorp, Inc. Savings Plan. Under the terms of the Savings Plan and its related trust, these shares are voted in the manner directed by Savings Plan participants. The trustee is required to vote shares held under the Savings Plan for which no direction is given for or against all matters in the same proportion as shares held under the Savings Plan are directed and voted for and against such matters.

       (4) Pursuant to the provisions of the applicable governing instruments and/or in accordance with the applicable principles of fiduciary law, Meridian Asset Management, Inc., Meridian Trust Company or Delaware Trust Capital Management, Inc. has the right and power, exercisable either alone (2,199,026 shares or approximately 3.78% of outstanding shares of Common Stock) or in conjunction with a co-fiduciary (334,759 shares or approximately .58% of outstanding shares of Common Stock) to vote these shares, either in person or by proxy, "FOR" the election, as directors, of nominees proposed by the Board of Directors (Matter No. 1), "FOR" the amendment to Meridian's Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 (Matter No. 2), "FOR" the ratification of KPMG Peat Marwick as Meridian's independent auditors for 1994 (Matter No. 3), and "AGAINST" the shareholder proposal to provide for cumulative voting in the election of Meridian's directors (Matter No. 4), provided such vote is in the best interests of any such trust, estate or agency account and the beneficiaries or principals thereof. Meridian Asset Management, Inc., Meridian Trust Company and Delaware Trust Capital Management, Inc. each intend to vote shares, over which it alone has voting power, "FOR" the nominees listed below (Matter No. 1), "FOR" Matter
No. 2, "FOR" Matter No. 3 and "AGAINST" Matter No. 4, and each expects that substantially all shares over which it has shared voting power will be voted in the same manner.

/TABLE

       7                             MATTER NO. 1
                                 ELECTION OF DIRECTORS

General

       The Articles of Incorporation of Meridian provide that Meridian's business shall be managed by a Board of Directors of not less than 12 and not more than 24 persons. Meridian's Board, as provided in its Articles of Incorporation, is divided into three classes: Class I, Class II and Class III, each class being as nearly equal in number as possible. Under Meridian's Bylaws, a person elected to fill a vacancy on the Board of Directors serves as a director for the remaining term of office of the Class to which he or she was elected. The directors in each class serve terms of three years each and until their successors are elected and qualified.

       The Board of Directors fixed the number of directors in Class II at eight and has nominated the eight nominees listed below for election as Class II directors. Each of the Board nominees for election as director is presently a director of Meridian. Directors Burke, Davis, Leighow, and Wootton were elected to the Board of Directors on August 31, 1993 to fill vacancies created in accordance with the merger agreement dated March 30, 1993 between Meridian and Commonwealth Bancshares Corporation. Director Joseph H. Jones, a nominee for election as a Class II director at the Meeting will retire at Meridian's 1995 Annual Meeting of Shareholders in accordance with Meridian's mandatory director retirement policy.

       The Bylaws of Meridian permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. All nominations are referred to the Nominating Committee of the Board of Directors for consideration. Nominations for director to be made at the Meeting by shareholders entitled to vote for the election of directors must be preceded by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of Meridian not less than 30 days nor more than 50 days prior to the Meeting, which notice must contain certain information specified in the Bylaws. [_____ notice[s] of nomination[s] for election as a director has (have) been received from [a] shareholder[s] as of the date of this Proxy Statement.] If a nomination is attempted at the Meeting which does not comply with the procedures required by the Bylaws or if any votes are cast at the Meeting for any candidate not duly nominated, then such nomination and/or such votes may be disregarded.

       The eight nominees who receive the highest number of votes cast at the Meeting will be elected as Class II directors. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting. Shares represented by properly executed proxies will be voted for the eight Class II nominees listed below unless otherwise specified
       8on a shareholder's proxy card.  Any shareholder who
wishes to withhold authority from the proxyholders to vote for the election of directors, or to withhold authority to vote for any individual nominee, may do so by marking the proxy to that effect. No proxy may be voted for a greater number of persons than the number of nominees named.

       If any of the nominees listed below become unable to accept nomination or election, the proxyholders may exercise their voting power in favor of such other person or persons as the Board of Directors may recommend. Meridian, however, at present has no reason to believe that any nominee listed below will be unable to serve as a director, if elected.

       The principal occupation for the last five years for each nominee for director and each continuing director, together with certain other relevant information, is set forth below.

                  NOMINEES AS CLASS II DIRECTORS TO SERVE UNTIL 1997

[Thomas F. Burke, Jr.                   THOMAS F. BURKE, JR., 47.  Director
Photograph]                             since August 31, 1993.  Attorney.
                                        Director of Commonwealth Bancshares
                                        Corporation until August 31, 1993.
                                        President, The First Bank of
                                        Greater Pittson until December 31,
                                        1991.

[Julius W. Erving Photograph]           JULIUS W. ERVING, 44.  Director
                                        since September 24, 1987.
                                        President, The Erving Group and
                                        Dr. J. Enterprises; part-owner,
                                        Philadelphia Coca-Cola Bottling
                                        Company and Television Station
                                        WKBW, Buffalo, New York.  Member,
                                        Philadelphia 76'ers basketball team
                                        until April 1987.

[Fred D. Hafer Photograph]              FRED D. HAFER, 53.  Director since
                                        October 27, 1988.  President, Chief
                                        Operating Officer and Director,
                                        Metropolitan Edison Company
                                        (electric utility).  Also a
                                        director of GPU Service Corporation
                                        and GPU Nuclear Corporation.

[Joseph H. Jones Photograph]            JOSEPH H. JONES, 69.  Director
                                        since June 30, 1983.  Partner,
                                        Williamson, Friedberg & Jones (law
                                        firm).  See footnote 1.

[Ezekiel S. Ketchum                     EZEKIEL S. KETCHUM, 58.  Director
Photograph]                             since September 11, 1984.
                                        President and Chief Operating
                                        Officer, Meridian since February
                                        1988; prior thereto, Vice Chairman,
                                        Meridian from September 1984;
                                        President and Chief Executive
                                        Officer, Meridian Bank since April
                                        1991; prior thereto, President,
                                        Meridian Bank (and its predecessor)
                                        since April 1982.

[Daniel H. Polett Photograph]           DANIEL H. POLETT, 58.  Director
                                        since November 13, 1984.  Chairman,
                                        Wilkie Chevrolet Buick Subaru
                                        (automobile dealership) and owner
                                        operator of various other
                                        automobile dealerships and related
                                        businesses.

[Wilmer R. Schultz                      WILMER R. SCHULTZ, 67.  Director
Photograph]                             since November 13, 1984.
                                        President, Wilmer R. Schultz, Inc.
                                        (general contractors).

[Robert B. Seidel Photograph]           ROBERT B. SEIDEL, 67.  Director
                                        since June 30, 1983.  Retired
                                        Chairman, American Manufacturing
                                        Corporation (private holding
                                        company) since April 1991; prior
                                        thereto, Chairman, American
                                        Manufacturing Corporation from
                                        March 1983.  Also a director of
                                        United National Insurance Company.

                   CONTINUING CLASS III DIRECTORS SERVING UNTIL 1995

[DeLight E. Breidegam, Jr.              DELIGHT E. BREIDEGAM, JR., 67.
Photograph]                             Director since November 13, 1984.
                                        President, East Penn Mfg. Co., Inc.
                                        (battery manufacturer).

[Harry Corless Photograph]              HARRY CORLESS, 65.  Director since
                                        April 25, 1989.  Retired Chairman,
                                        ICI Americas Inc. (chemical
                                        manufacturer) since August 1989;
                                        prior thereto, Chairman and Chief
                                        Executive, ICI Americas Inc. from
                                        April 1986.  Also a director of
                                        Nalco Chemical Company, Uniroyal
                                        Chemical Corporation and Delaware
                                        Trust Company.

[Lawrence C. Karlson                    LAWRENCE C. KARLSON, 51.  Director
Photograph]                             since September 23, 1991.
                                        Chairman, President and Chief
                                        Executive Officer, Karlson
                                        Corporation (private holding
                                        company)  since 1986.  Also,
                                        Chairman, Spectra Physics AB
                                        (Stockholm) (group of high
                                        technology companies) from 1990 to
                                        1993.  Also a director of ABB Kent
                                        Holdings PLC, Berwind Industries,
                                        Inc. and CDI Corp.

[George W. Leighow                      GEORGE W. LEIGHOW, 58.  Director
Photograph]                             since August 31, 1993.
                                        Veterinarian and owner of Leighow
                                        Veterinary Hospital.  Director of
                                        Commonwealth Bancshares Corporation
                                        until August 31, 1993.

[Samuel A. McCullough                   SAMUEL A. McCULLOUGH, 55.  Director
Photograph]                             since June 30, 1983.  Chairman and
                                        Chief Executive Officer, Meridian
                                        since February 1988; prior thereto,
                                        President and Chief Executive
                                        Officer, Meridian from June 1983;
                                        Chairman of Meridian Bank (and its
                                        predecessor American Bank and Trust
                                        Co. of Pa.) since April 1982.  Also
                                        a director of Fidelity National
                                        Financial, Inc.

[Lawrence R. Pugh Photograph]           LAWRENCE R. PUGH, 61.  Director
                                        since January 23, 1986.   Chairman,
                                        Chief Executive Officer and
                                        Director, VF Corp. (apparel
                                        manufacturer).  Also a director of
                                        Black & Decker, Inc. and Unum
                                        Corporation.

[George Strawbridge, Jr.                GEORGE STRAWBRIDGE, JR., 56.
Photograph]                             Director since January 1, 1988.
                                        Private investor; owner and
                                        President, Augustin Stables (sole
                                        proprietorship); adjunct professor
                                        of Latin American History and
                                        Political Science, Widener
                                        University.  Also a director of
                                        Delaware Trust Company and Campbell
                                        Soup Company.

[Anita A. Summers Photograph]           ANITA A. SUMMERS, 68.  Director
                                        since February 27, 1987.  Professor
                                        Emerita, Senior Research Fellow,
                                        Wharton Real Estate Center,
                                        University of Pennsylvania, since
                                        June 1991.  Prior thereto,
                                        Professor, Department of Public
                                        Policy and Management, Wharton
                                        School, University of Pennsylvania.
                                        Also, Chairman of the Board of
                                        Directors of Mathematica Policy
                                        Research, Inc.

                   CONTINUING CLASS I DIRECTORS TO SERVE UNTIL 1996

[Robert W. Cardy Photograph]            ROBERT W. CARDY, 57.  Director
                                        since April 20, 1993.  Chairman,
                                        President, Chief Executive Officer
                                        and Director, Carpenter Technology
                                        Corp. (specialty steel and alloys
                                        manufacturer) since July 1, 1992;
                                        prior thereto, President, Chief
                                        Operating Officer and Director,
                                        Carpenter Technology Corp. from
                                        November 1, 1990; prior thereto,
                                        Executive Vice President, Carpenter
                                        Technology Corp. from October 12,
                                        1989; prior thereto, Vice President
                                        Sales & Marketing, Carpenter
                                        Technology Corp. from January 11,
                                        1979.

[William D. Davis Photograph]           WILLIAM D. DAVIS, 62.  Director
                                        since August 31, 1993.  Vice
                                        Chairman and Director of
                                        Pennsylvania Enterprises, Inc.
                                        (utility holding company) since
                                        June 1991.  Chairman, Chief
                                        Executive Officer and Director,
                                        Commonwealth Bancshares Corporation
                                        until August 31, 1993.  Chairman,
                                        Commonwealth Bank until August 31,
                                        1993.

[Sidney D. Kline, Jr.                   SIDNEY D. KLINE, JR., 62.  Director
Photograph]                             since June 30, 1983.  Principal,
                                        Stevens & Lee (law firm).  Also, a
                                        director of Horrigan American, Inc.
                                        (financial services company).  See
                                        footnote 1.

[Joseph F. Paquette, Jr.                JOSEPH F. PAQUETTE, JR., 59.
Photograph]                             Director since April 24, 1990.
                                        Chairman, Chief Executive Officer
                                               12and Director, PECO Energy
                                        (electric and gas utility) since
                                        April 1988.

[Paul R. Roedel Photograph]             PAUL R. ROEDEL, 66.  Director since
                                        June 30, 1983.  Retired Chairman
                                        and Chief Executive Officer,
                                        Carpenter Technology Corp.
                                        (specialty steel and alloys
                                        manufacturer) since June 30, 1992;
                                        prior thereto, Chairman and Chief
                                        Executive Officer, Carpenter
                                        Technology Corp. from July 1987;
                                        Director, Carpenter Technology
                                        Corp. since 1973.  Also a director
                                        of General Public Utilities
                                        Corporation and P. H. Glatfelter
                                        Co.

[Judith M. von Seldeneck                JUDITH M. VON SELDENECK, 53.
Photograph]                             Director since June 30, 1983.
                                        Chief Executive Officer, The
                                        Diversified Search Companies
                                        (executive search firm).  Also a
                                        director of Keystone Corporation,
                                        Tasty Baking Company and Phillips
                                        and Jacobs, Inc.

[David E. Sparks Photograph]            DAVID E. SPARKS, 49.  Director
                                        since April 20, 1993.  Vice
                                        Chairman and Chief Financial
                                        Officer of Meridian and Meridian
                                        Bank since February, 1991.  Prior
                                        thereto, Vice Chairman, Treasurer
                                        and Chief Financial Officer of
                                        Meridian and Meridian Bank from
                                        February 1990; prior thereto,
                                        Executive Vice President, Midlantic
                                        Corporation from March 1985.  Also
                                        a director of Fidelity National
                                        Title Insurance Company of
                                        Pennsylvania.

[Earle A. Wootton Photograph]           EARLE A. WOOTTON, 49.  Director
                                        since August 31, 1993.  President,
                                        Montrose Publishing Company, Inc.
                                        since 1974.  Director, County
                                        National Bank from 1979 to 1991.
                                        Director, Commonwealth Bancshares
                                        Corporation until August 31, 1993.
_____________________
(1) Meridian has engaged and expects that it will continue to engage as counsel, from time to time, the law firm of Stevens & Lee, Reading, Pennsylvania, and the law firm of Williamson, Friedberg & Jones, Pottsville, Pennsylvania.

Security Ownership of Management

       The following table sets forth information concerning the number of shares of Common Stock held as of February 15, 1994 by each nominee for director, each present director and each named executive officer set forth in the compensation tables beginning on page 21.

                        Amount and Nature of Beneficial Ownership

                                            Sole         Shared
                                Total     Voting or    Voting or
                             Beneficial  Dispositive  Dispositive  Percent of
Name of Beneficial Owner     Ownership      Power        Power      Class(1)

     Directors

DeLight E. Breidegam, Jr.       8,128           300      7,828          --
Thomas F. Burke, Jr.(2)        13,431         6,356      7,075
Robert W. Cardy                   400           400         --
Harry Corless                   1,040            40      1,000          --
William D. Davis               57,865        55,333      2,532
Julius W. Erving(2)             1,100         1,100         --          --
Fred D. Hafer(2)                2,852            --      2,852          --
Joseph H. Jones(2)              8,303            --      8,303          --
Lawrence C. Karlson             1,000            --      1,000          --
Ezekiel S. Ketchum(2)         174,706(3)    172,729      1,977          --
Sidney D. Kline, Jr.           11,699        10,683      1,016          --
George W. Leighow              50,276        50,276         --
Samuel A. McCullough          265,004(3)    264,794        210          --
Joseph F. Paquette              2,000            --      2,000          --
Daniel H. Polett(2)             5,975         5,975         --          --
Lawrence R. Pugh                1,000         1,000         --          --
Paul R. Roedel                    998           998         --          --
Wilmer R. Schultz(2)          117,774        95,587     22,187          --
Robert B. Seidel(2)             9,382         8,666        716          --
David E. Sparks                71,801(3)     71,489        312          --
George Strawbridge, Jr.(4)  4,200,310     4,200,310         --        7.2%
Anita A. Summers                  742           742         --          --
Judith A. von Seldeneck         1,574           264      1,310          --
Earle A. Wootton              101,171       100,614        557          --


       Other Named
   Executive Officers

Russell J. Kunkel              91,363(3)     91,363         --          --
John F. Porter, III           125,500(3)    125,500         --          --

All directors and named
executive officers as a
group (26 persons)          5,325,394     5,264,519     60,875        9.08
_______________________

(1) Amount owned does not exceed 1% of the total number of shares of Common Stock outstanding as of February 15, 1994.

(2) Indicates a nominee for election as a Class II director at the Meeting.

(3) Includes shares allocated to the accounts of Messrs. McCullough, Ketchum, Sparks and Kunkel, respectively, under the Meridian Savings Plan. Includes the following number of shares which may be acquired in connection with the exercise of vested options to purchase Common Stock granted under the Meridian Stock Option Plan:
       Mr. McCullough -- 178,653; Mr. Ketchum -- 134,653;
       Mr. Sparks -- 61,000; Mr. Kunkel -- 60,405; and Mr. Porter -
       - 25,500. Does not include shares which may be acquired in the future in connection with options granted under the Meridian Stock Option Plan which are not presently exercisable.

(4)    See "General-Principal Shareholders," herein.

Committees of the Board of Directors

       Pursuant to Meridian's Bylaws, the Board of Directors is authorized to create an Executive Committee, a Nominating Committee, an Audit Committee, a Compensation Committee and such other permanent or temporary committees as it deems necessary.
As of December 31, 1993, the Board of Directors had established a Nominating Committee, an Audit Committee and a Compensation Committee.

       The Nominating Committee makes recommendations to the Board of Directors with respect to qualifications and nominations of directors. The present members of the Nominating Committee are Messrs. Ketchum, Kline, McCullough, Paquette, Polett (Chairman), Schultz and Strawbridge. The Nominating Committee met three times during 1993. In determining its recommendations to Meridian's Board, the Nominating Committee will consider nominees recommended by shareholders. Such shareholder recommendations should be made in writing no later than January 1, 1995, addressed to the Nominating Committee, Meridian Bancorp, Inc.,
35 North Sixth Street, Reading, Pennsylvania 19601, Attention:
Nominating Committee.

       The Audit Committee serves as the principal liaison among the Board of Directors, Meridian's independent certified public accountants and Meridian's internal audit staff in connection with the audit function. In addition, the Audit Committee makes recommendations to the Board of Directors concerning the designation of Meridian's independent certified public accountants to audit the books and accounts of Meridian and the performance of nonaudit services. The present members of the Audit Committee are Messrs. Hafer (Chairman), Jones, Karlson,
       16Kline, Roedel and Ms. Summers.  The Audit Committee met
five times during 1993.

       The Compensation Committee makes recommendations to the Board of Directors with respect to compensation of members of Meridian's executive staff, makes awards under the Meridian Stock Option Plan and administers the Meridian Executive Annual Incentive Plan. The members of the Compensation Committee are Messrs. Breidegam, Corless, McCullough (ex officio), Pugh, Seidel and Ms. von Seldeneck (Chairperson). The Compensation Committee met two times during 1993. Mr. McCullough, as an ex officio member of the Compensation Committee, does not participate in or vote on matters concerning his own compensation or awards.

Board Meetings

       During 1993, the Meridian Board of Directors held fourteen regular meetings. Each member of the Board attended at least 75% of the aggregate number of meetings of the Board and of committees of which he or she is a member, except Directors
Cardy, Corless, Karlson, Paquette and Roedel each of whom attended fewer than 75% of such meetings due to scheduling conflicts.

Compensation Paid to Directors

       All directors of Meridian are also directors of Meridian Bank. Directors of Meridian who are not Meridian executive officers are paid an annual retainer of $18,000 (including retainers paid by Meridian Bank). The Boards of Directors of Meridian and Meridian Bank meet concurrently and directors receive an additional $1,000 for each such concurrent meeting and for each Meridian or Meridian Bank committee meeting which they attend. Also, the Chairman of each of the Audit, Compensation and Directors' Nominating Committees of Meridian receives an additional annual retainer of $5,000, $3,000 and $2,000, respectively. Under a deferred compensation plan, directors of Meridian who are not employees of Meridian may elect to defer, with interest, all or part of their compensation for future distribution. In addition to fees paid by Meridian, Messrs. Corless and Strawbridge received during 1993 fees for services as directors of Delaware Trust Company, a subsidiary of Meridian, in the amounts of $5,100 and $7,152, respectively.

       Meridian maintains a directors and officers liability insurance policy with CNA Insurance Companies and Great American Insurance Co. The policy covers all directors, officers and employees of Meridian and its subsidiaries for certain liability, loss, damage and expense which they may incur in their capacities as such, at a premium cost to Meridian, as of the date of the Meeting, of approximately $538,565 per year.

       17   REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Role of the Compensation Committee

       The role of the Compensation Committee of the Board of Directors of Meridian is to establish the compensation philosophy of Meridian and monitor compensation plans and amounts for conformity with the philosophy.

       The Committee's role includes establishing company-wide compensation and benefits plans, reviewing and adopting the Chief Executive Officer's (the "CEO") recommendations for compensation for executive and other senior officers, and reviewing and determining the compensation for the CEO. An essential component of this role is the establishment of performance standards for Meridian's incentive plans and monitoring performance against these standards. From time to time the Committee also reviews other human resource areas including staffing, training, succession planning, and other employment programs and practices.

       The Committee generally meets two or three times per year in conducting its business. All actions of the Committee are reported to the full Board of Directors for ratification. The
CEO is an ex officio member of the Committee and does not vote on any matters impacting the CEO's compensation or employment status.

Executive Compensation Philosophy

       Meridian's executive officer compensation program is predicated on a pay for performance philosophy. Meridian's basic tenet is that executive officer rewards should vary with business results. Within this framework, the total compensation program must enable Meridian to attract, retain, motivate and reward executive officers who are critical to the success of Meridian.

       Total compensation for executive officers at Meridian is a mixture of non-variable elements such as salary and benefits and variable elements such as short- and long-term incentives. Total compensation can vary from year to year given Meridian's considerable emphasis on the incentive compensation programs. Actual payments under these incentive plans can range from zero to amounts in excess of salary. Therefore, total compensation for executive officers at Meridian is highly leveraged based on incentive plans which are themselves tied to Meridian's financial performance and the accomplishment of specific business strategies and initiatives.

       Meridian has historically set its salary range midpoints for executive officer positions at the average or the median of salaries for comparable positions at peer companies. However, the salaries actually paid executive officers can range from 25% below to 25% above the midpoint and reflect the Committee's assessment of individual performance. Target awards under Meridian incentive plans have similarly approximated competitive
       18norms.  Payment of these target incentive awards has historically required performance by Meridian that equals or exceeds the financial performance experienced in comparator organizations.

       The Revenue Reconciliation Act of 1993 imposes a limit of $1,000,000 on annual compensation to certain executives or the corporation loses the ability to deduct compensation in excess of such amount, subject to certain exceptions. The Committee did not specifically design Meridian's compensation program for 1994 to meet the requirements of the Act because the Committee does not believe that compensation payable to any executive officer during 1994 will result in any significant loss of deduction to Meridian.

Specific Executive Compensation Programs

       In connection with setting executive compensation, the Compensation Committee reviews compensation and financial performance information from certain peer companies which the Committee believes exhibit characteristics comparable to Meridian. The Committee does not rely on one static set of peer group companies, but considers a mix of information derived from a number of commercially available and internally prepared studies. These comparable companies include a national peer group of bank holding companies that is similar in size to Meridian, as well as a sample of Mid-Atlantic-based bank holding companies to reflect local practice. This group of comparators changes from time to time as the industry continues to change. For 1993, these groups of comparator organizations ranged generally in asset size from $6 billion to $25 billion and the number of companies in the applicable peer group ranged from 16 to 100, depending on the particular study being reviewed. The peer group examined by the Committee is different from and broader than the list of financial institutions included in the KBW 50 index illustrated in the Performance Graph on page __ because Meridian, at approximately $14 billion in asset size, is not as large as most of the institutions included in the KBW 50 index.

       As was the case in 1992, in 1993 the Committee engaged an independent compensation consultant to review Meridian's executive compensation policies and to make recommendations relating thereto, which recommendations were considered by the Committee in establishing compensation for 1994.

       Total compensation for executive officers at Meridian is targeted at the middle of the competitive practice for comparable positions in similar companies in the financial services industry. The components of total compensation at Meridian include salary, short-term annual incentives, long-term incentives, benefits, and perquisites. The following commentary identifies the practices for each of these components.

       19Salary

       Salary serves as the foundation for the Meridian total compensation program. Salary ranges, which are related to competitive practice, have been established for all positions (including executive officers). The midpoint of each salary range is set at the average of competitive salary practice. The range minimums and maximums are 25% below and above the midpoint. This salary range is then broken down into five equal increments of 20% ("quintiles").

       Positions are assigned to ranges based primarily on competitive pay practices and secondarily on Meridian's assessment of the importance of the position. The midpoints are annually reviewed to assure continued competitiveness and, when necessary, they are adjusted on January 1.

       Once an individual position is assigned to a salary range, the incumbent's performance determines where in the range that person is paid. The Committee does not consider any objective financial performance criteria for this purpose, but considers generally such items as the Committee's assessment of the individual's management of the organization, strategic planning capabilities and overall company performance. No specific weights are assigned to any criteria considered by the Committee. New incumbents who are gaining experience in the position tend to be paid in the lower portion of the range (1st and 2nd quintiles). Individuals meeting job performance criteria tend to be paid in the middle of the range (3rd quintile). Individuals with a history of superior performance tend to be paid in the upper portion of the range (4th and 5th quintile).

       Salary adjustments are considered at the beginning of each calendar year and are based on an assessment of the individual's performance and their position in the range. The intent of this process is to manage the incumbent's pay to the appropriate position in the range over time.

       For 1993, the CEO's salary was increased from $546,000 to $600,000, which placed him in the third quintile of his assigned salary range for that year. The Committee viewed the CEO's performance in the areas described above relating to all executive officers, including overall company performance. In 1994, the Committee determined that the salary of the CEO should remain at $600,000. The Committee views his performance as meeting the job requirements in certain performance areas and exceeding requirements in other areas. This salary continues his position in the third quintile portion of his assigned salary range for 1994.

       20Short-Term Annual Incentive Plan

       The Meridian annual incentive plan for executive officers is designed to reward the accomplishment of specific annual financial objectives. Plan participants are assigned target incentive awards which, if paid, would produce incentive payments approximating those in comparator organizations. The Meridian performance required for payment of these target awards has historically been set generally equal to or up to 15% above the levels of historical financial performance, analyzed in terms of return on assets and return on equity, achieved by the comparator organizations.

       Performance that is below a minimum acceptable level results in no incentive payment. Exceptional performance results in payments that are one and a half the target award (for the CEO).

       The specific measures of performance used in the annual incentive plan may vary from year to year depending on Meridian's strategic plan. For 1993, the measure of corporate performance was Earnings Per Share (EPS). The EPS goal for the incentive plan was approved by the Compensation Committee at the start of 1993. The Committee has the authority to recognize exceptional circumstances and adjust targets and awards as necessary for business purposes, which historically has not been done and was not done for 1993. Additional measures of performance are established for executives with business unit responsibility as well as corporate responsibility.

       The 1993 annual incentive award for the CEO (and two of the other named executive officers) was based entirely on corporate EPS. The awards for the other named executive officers were based on a combination of EPS and goals specific to business unit and individual performance. In reviewing 1993 performance, the Committee determined that the incentive award for the CEO should be $305,580. This award is reflective of adjusted corporate EPS of $2.84 which was above the EPS target of $2.82. The adjusted EPS of $2.84 reflects the inclusion of the financial performance of Commonwealth Bancshares Corporation, which Meridian acquired on August 31, 1993 in a transaction accounted for as a pooling of interests, from the date of acquisition through the end of the year, rather than from January 1, 1993 as reflected in Meridian's audited financial statements, because the Committee believed it inappropriate to include Commonwealth's operating results for plan purposes prior to the time Meridian had the right to exert any substantial influence on such operating results. Calculation of the actual amount of the award is made strictly on the basis of mathematical interpolation; no discretion is vested in the Committee.

       21Long-Term Incentive Plans

       Meridian uses two long-term incentive plans--a stock option plan under which grants may run for up to ten years, and a return on equity performance plan that uses overlapping three-year performance cycles. The purpose of these plans is to motivate and reward long-term performance defined as the creation of shareholder value and the achievement of consistent, long-term return on equity goals.

       The stock option plan relates a significant portion of executive compensation to increases in shareholder value. The plan promotes increased ownership of Meridian stock by executives, as well as providing a meaningful compensation opportunity when shares are sold at a price in excess of the exercise price.

       Option grants are made on an annual basis, usually in December or January. All grants are made at fair market value as of the date of grant, and vest one year after the date of grant. The number of options granted to each executive officer is based on comparator organization practice, with the objective being that the awards should be at the average of comparator organization practice. Comparator organization practice is assessed by reviewing prior three-year grant information for such organizations. The Committee does not consider any specific company performance factors or criteria in determining the size of option grants to plan participants, but does consider various analyses of the potential long-term value of options granted.
The Committee also does not specifically consider the amounts of options outstanding or the aggregate size of current awards in making award determinations, although it does analyze the total number of options to be granted in any year as a percentage of total shares outstanding.

       Meridian has never canceled options and reissued options at a lower exercise price.

       The return on equity plan provides an incentive opportunity for plan participants based on Meridian performance over a three-year performance cycle. A new cycle begins each year, and therefore, the plan is composed of a series of overlapping three-year performance periods. Payment of awards under this plan is based on Meridian's attainment of a specified return on equity performance during the three-year period. The applicable target return on equity (ROE) is determined after review of historical return on equity data of the comparator organizations. The target ROE since the inception of the plan has been a 16% return on equity for Meridian with a threshold of 15%, which the Committee believes is a realistic yet aggressive financial goal. Actual awards under the plan are stated in terms of predetermined percentages of base salary and are based strictly on mathematical interpolation based on the actual amount of ROE. The performance period ending in 1993 (1991-1993) will result in no payment since the ROE performance threshold of 15% was not attained.

       The CEO (and other named executive officers) all received awards under the stock option program in 1993. The CEO's awards were 40,000 shares as shown in Option Grants Table. The 1993 grant to the CEO was made substantially on the basis of the Committee's review of comparator organization practice, with the goal being that the grant be consistent with market practice.
The Committee believes that this award was made at the average of competitive practice. Additionally, this grant is the same number of shares as granted in the December 1992 grant.

Benefits and Perquisites

       Meridian's executives participate in the same benefit program as applies to all employees of Meridian. There are no additional insurance programs or welfare benefits for executives. Any perquisites for executives are business related and are intended to allow the executive to operate in as efficient manner as possible. These programs could include company provided memberships in luncheon clubs and country clubs. Other programs could include company provided automobiles.

Summary

       The Compensation Committee believes that Meridian's overall executive compensation program has performed well in attracting, retaining and rewarding executives. Rewards have increased when Meridian's financial performance and shareholder value have increased, and have decreased when financial performance and shareholder value decreased.

                                 COMPENSATION COMMITTEE,

                                 Judith M. Von Seldeneck, Chairperson
                                 DeLight E. Breidegam, Jr.
                                 Harry Corless
                                 Samuel A. McCullough
                                 Lawrence R. Pugh
                                 Robert B. Seidel

Compensation Paid to Executive Officers

       The following table sets forth information for each of the three years ended December 31, 1993 concerning the annual and long-term compensation for services in all capacities to Meridian of those persons who were (i) the chief executive officer of Meridian during the fiscal year ended December 31, 1993, or (ii) the other four most highly compensated executive officers of Meridian serving at December 31, 1993. There were no other executive officers for whom disclosure would have been provided but for the fact that such individuals were not serving at the end of the 1993 fiscal year.
       23
                              Summary Compensation Table

                                  Annual Compensation                     Long Term Compensation
                                                                        Awards          Payouts

                                                                            Securities
                                                                Restricted  Underlying   LTIP    All Other
                                                   Other Annual    Stock     Options/   Payouts  Compensa-
Name and Principal            Salary(1)    Bonus   Compensation  Award(s)     SARs(3)     (4)     tion(5)
     Position           Year     ($)        ($)         ($)       (2)($)        (#)       ($)       ($)

Samuel A. McCullough,   1993   $600,000  $308,500       $0          $0        40,000       $0     $36,000
  Chairman and Chief    1992    567,000   376,375        0           0        75,000        0      34,020
  Executive Officer     1991    520,000   314,704        0           0             0        0

Ezekiel S. Ketchum,     1993    400,000   164,560        0           0        25,000        0      24,000
  President and Chief   1992    370,731   196,858        0           0        42,000        0      22,244
  Operating Officer     1991    340,017   176,905        0           0             0        0

David E. Sparks,        1993    300,000   115,500        0           0        20,000        0      18,000
  Vice Chairman and     1992    275,192   134,762        0           0        32,000        0      15,334
  Chief Financial       1991    222,012   116,652        0           0             0        0
  Officer

Russell J. Kunkel,      1993    254,000   113,640        0           0         9,000        0      15,240
  Vice Chairman         1992    254,423   132,478        0           0        18,000        0      15,265
                        1991    220,012   117,931        0           0             0        0

John F. Porter, III,    1993    233,022    76,128        0           0         6,500        0       8,728
  Chairman, Delaware    1992    246,985    85,136        0           0        13,000        0       8,475
  Trust Company         1991    233,015    78,759        0           0             0        0
________________

(1) Base salaries for Meridian employees are earned and paid biweekly. Salary information for 1992 includes 27 pay periods (as opposed to the normal 26); this occurs approximately once in seven years.

(2)    Meridian does not have a restricted stock award program.

(3) Indicates number of shares for which options were granted during the applicable period. Meridian's Stock Option Plan is designed to grant options on an annual basis. Grants of options are normally made at the end of each year, and therefore occur in December or January. Grant information for 1993 represents 1993 grants made in December 1993.
       Grant information for 1992 includes 1991 grants made in January 1992 and 1992 grants made in December 1992. No SARs or SARs granted in tandem with stock options were awarded during any of the periods indicated.

(4) Meridian's only long-term incentive plan, other than the Stock Option Plan, is the three-year Executive Intermediate Performance Plan. There were no Plan cycles concluding in 1991. The first completed three-year cycle was the 1990 to 1992 cycle, which did not meet threshold financial performance for 1992, and therefore there was no award under the Plan in 1992. The second completed three-year cycle was the 1991 to 1993 cycle, which also did not meet threshold performance.

(5) Amounts include (i) contributions to Meridian's "thrift type" 401(k) Savings Plan on behalf of each of the named executive officers to match pre-tax elective deferral contributions (which are included under Salary) made by each such officer to the Savings Plan (Mr. McCullough - $8,727.94; Mr. Ketchum - $8,727.94; Mr. Sparks - $8,727.94;
       Mr. Kunkel - $8,727.94; and Mr. Porter - $8,727.94) and
       (ii) matching contributions credited under Meridian's Supplemental Salary Reduction Plan (Mr. McCullough - $27,271.92; Mr. Ketchum - $15,271.88; Mr. Sparks -
       $9,271.86; and Mr. Kunkel - $6,511.96), which is an unfunded plan which allows participants who are adversely affected by salary reduction limitations imposed for 401(k) plans to reduce their salaries by the additional pre-tax amounts that would be permitted in the absence of such limitations.
       Mr. Porter does not participate in the Supplemental Salary
       Reduction Plan.

       The following table sets forth information concerning grants of stock options during the fiscal year ended December 31, 1993 to the named executive officers.

                         Option/SAR Grants in Last Fiscal Year

                                           Individual Grants

                          Number of     % of Total                                  Potential Realizable
                         Securities      Options/                                     Value at Assumed
                         Underlying        SARs                                        Annual Rates of
                          Options/      Granted to     Exercise                      Price Appreciation
                            SARs         Employees      or Base                        for Option Term
                         Granted(1)      in Fiscal     Price(2)     Expiration
        Name                 (#)           Year         ($/Sh)         Date        5%(%)(3)     10%($)(3)

Samuel A. McCullough        40,000         7.30%        $28.50        1/21/04  $    716,940    $   1,816,868

Ezekiel S. Ketchum          25,000         4.56          28.50        1/21/04       448,088        1,135,543

David E. Sparks             20,000         3.65          28.50        1/21/04       358,470          908,434

Russell J. Kunkel            9,000         1.64          28.50        1/21/04       161,312          408,795

John F. Porter, III          6,500         1.19          28.50        1/21/04       116,503          295,241

All optionees              548,400       100.00          28.50        1/21/04      9,829,247      24,909,260

All shareholders(4)          N/A           N/A            N/A           N/A    1,042,471,192   2,641,826,678

_________________________

(1) All amounts represent nonqualified stock options; no SARs or SARs granted in tandem with options were granted during 1993. Terms of outstanding options are for a period of ten years and one month from the date the option is granted. An option may only be exercised after the holder has been an employee of Meridian or one of its subsidiaries for one full year from the date the option is granted or one full year from the date the employee's employment is terminated "at the convenience of the employer." Options are not exercisable following an optionee's voluntary termination of employment other than by reason of retirement or disability.

(2) Under the terms of the Plan, the exercise price per share must equal the fair market value on the date the option is granted. The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to Meridian, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(3) The dollar amounts set forth under these columns are the result of calculations made at the 5% and 10% appreciation rates set forth in Securities and Exchange Commission regulations and are not intended to indicate future price appreciation, if any, of Meridian's Common Stock.

(4) The potential realizable gain to all shareholders (58,162,266 shares at $28.50) at the 5% and 10% assumed annual rates of appreciation over the option terms is provided as a comparison to the potential gain realizable by the named executive officers and by all optionees as a group. All optionee gain as a percentage of all shareholder gain based on these 5% and 10% stock price appreciation assumptions would be .9% and .9%, respectively.
/TABLE

       The following table sets forth information concerning the exercise of options to purchase Meridian's Common Stock by the named executive officers during the fiscal year ended
December 31, 1993 as well as the number of securities underlying unexercised options and potential value of unexercised options (both options which are presently exercisable and options granted in 1993 which are not presently exercisable) as of December 31, 1993.

                  Aggregated Option/SAR Exercises in Last Fiscal Year
                        and Fiscal Year-End Option/SAR Value(1)

                                                                      Number of            Value of
                                                                      Securities         Unexercised
                                                                      Underlying         In-the-Money
                                                                   Options/SARs at     Options/SARs at
                                                                   Fiscal Year-End     Fiscal Year-End
                                                                        (#)                 ($)(3)
                         Shares Acquired on     Value Realized       Exercisable/        Exercisable/
     Name                   Exercise (#)           ($)(2)           Unexercisable       Unexercisable

Samuel A. McCullough           108,028            $1,374,226           178,653/40,000    $747,467/50

Ezekiel S. Ketchum               3,230                36,299           134,653/25,000     750,271/0

David E. Sparks                  8,000               149,375           61,000/20,000      454,750/0

Russell J. Kunkel                    0                     0           60,405/9,000       370,103/0

John F. Porter, III                  0                     0           25,500/6,500       136,063/0
____________________

(1) All amounts represent stock options. No SARs or SARs granted in tandem with stock options were either exercised during 1993 or outstanding at fiscal year-end 1993.

(2) Represents the aggregate market value of the underlying shares of Common Stock at the date of exercise minus the aggregate exercise prices for options exercised.

(3) "In-the-money options" are stock options with respect to which the market value of the underlying shares of Common Stock exceeded the exercise price at December 31, 1993. The value of such options is determined by subtracting the aggregate exercise price for such options from the aggregate fair market value of the underlying shares of Common Stock on December 31, 1993.

       The following table sets forth information concerning awards to the named executed officers pursuant to the Meridian Executive
Intermediate Performance Plan:

                Long-Term Incentive Plan Awards in Last Fiscal Year(1)


                                                Performance                Estimated Future Payouts
                             Number of            or Other            Under Non-Stock Price Based Plans
                           Shares, Units        Period Until
                              or Other         Maturation or       Threshold        Target         Maximum
     Name                    Rights (#)            Payout          ($ or #)        ($ or #)       ($ or #)

Samuel A. McCullough            (1)               12/31/96          $60,000        $120,000       $240,000

Ezekiel S. Ketchum              (1)               12/31/96           30,000          60,000        120,000

David E. Sparks                 (1)               12/31/96           15,000          30,000         60,000

Russell J. Kunkel(2)            ---                  ---                ---             ---            ---

John F. Porter, III(2)          ---                  ---                ---             ---            ---
_____________________

(1) Meridian maintains a non-stock based Executive Intermediate Performance Plan for its executives. The Plan provides for cash payouts stated in terms of a percentage of base salary (Mr. McCullough: 10%-40%; Mr. Ketchum: 7-1/2%-30%;
       Mr. Sparks: 5%-20%) based upon Meridian achieving a pre-determined rate of return on equity over a three-year period. The threshold, target, and maximum for return on equity and corresponding award payments are shown in the chart above. If return on equity is below the required "threshold," Plan participants receive no award. Meridian did not meet a 15% ROE threshold performance target for the three-year cycle ending in 1993, and therefore, no amounts were paid under this Plan for the three-year cycle ending in 1993.

(2)    Does not participate in the Plan.
/TABLE

       29                            Pension Plan

       The following table indicates, for purposes of illustration, the approximate amounts of annual retirement income which would be payable under the terms of the Meridian Retirement Plan, in the form of a straight life annuity, to a participant who retired as of December 31, 1993, at age 65, under various assumptions as to compensation and years of credited service. The benefit amounts set forth below are not subject to further reduction for Social Security or other offset amounts.


  Average                          Years of Credited Service
Compensation        15           20           25           30           35

$150,000         $ 40,939     $ 54,586     $ 68,232     $ 75,732     $83,232

 200,000           55,940       74,587       93,234      103,234     113,234

 250,000           70,938       94,584      118,230      130,730     143,230

 300,000           85,939      114,586      143,232      158,232     173,232

 350,000          100,940      134,587      168,234      185,734     203,234

 400,000          115,938      154,584      193,230      213,230     233,230

 450,000          130,939      174,586      218,234      240,723     263,232

 500,000          145,940      194,587      243,234      268,234     293,234

 550,000          160,938      214,584      268,230      295,730     323,230

 600,000          175,939      234,586      293,232      323,232     353,232

 650,000          190,940      254,587      318,234      350,734     383,234

       The 1993 compensation covered by the Meridian Retirement Plan for Messrs. McCullough, Ketchum, Sparks, Kunkel and Porter was $650,000, $450,000, $350,000, $304,000 and $283,022,
respectively. Such covered compensation consists of base salary and variable compensation, which includes bonuses and any other incentive compensation, not to exceed $50,000 (the Salary and Bonus columns included in the Summary Compensation Table). As of December 31, 1993, Messrs. McCullough, Ketchum, Sparks, Kunkel and Porter had accrued 18.25, 16, 9, 26.75 and 35.92 years of credited service, respectively, under the Retirement Plan for benefit accrual purposes.

       Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the "Code"), limit the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, Meridian has supplemental plans which authorize the payment out of general funds of Meridian of any benefits calculated under provisions of the applicable retirement plan which may be above the limits or
       30otherwise prohibited under these sections.  Amounts payable pursuant to these plans in excess of such Code limitations are included in the table set forth above.

Executive Employment and Other Agreements

       In July 1986, Meridian entered into agreements with Samuel A. McCullough, Ezekiel S. Ketchum, and Russell J. Kunkel. In January 1990, Meridian entered into a similar agreement with David E. Sparks. The agreements provide that, in the event of a "change in control" of Meridian, an individual whose employment is terminated or who resigns as a result of diminution in position, compensation or benefits, reassignment to a location beyond 100 miles from Meridian's headquarters or significantly increased travel requirements will be entitled generally to continuation of base salary, incentive compensation, continued participation in employee benefit plans (or, if ineligible, a dollar amount equal to the benefit forfeited as a result of such ineligibility) and continued insurance benefits. Each of these agreements for executives other than Mr. McCullough is a three-year agreement which provides for an automatic annual renewal for a period of three years unless either party gives notice of nonrenewal in which case the agreement continues for two years. Each agreement provides for a maximum two-year payout. Mr. McCullough's agreement is a four-year agreement which provides for an automatic annual renewal for a period of four years, unless notice of nonrenewal is given in which case the agreement continues for three years. Mr. McCullough's agreement provides for a maximum three-year payout. Compensation and benefits payable in the event of a "change in control" under these agreements will not be reduced by compensation and benefits payable by a subsequent employer, but will be reduced by any amount actually received by the executive under a Meridian severance policy then in effect.

       In December 1993, the Board of Directors, upon recommendation of the Compensation Committee, approved forms of grantor trusts to be utilized, upon execution, as a funding alternative for certain of the Company's non-qualified unfunded plans of deferred compensation, including the Meridian Bancorp, Inc. Supplemental Salary Reduction Plan, the Meridian Bancorp, Inc. Supplemental Executive Retirement Plan and the Meridian Bancorp, Inc. Retirement Restoration Plan. These grantor trusts, commonly known as "rabbi trusts" provide protection to plan participants against non-payment of plan benefits due to the Company's refusal to pay following, among other things, a change in corporate control. The trusts will not provide protection against non-payment due to an inability to pay (e.g., insolvency or bankruptcy). The trust assets will be subject to the claims of Meridian's creditors. The trusts may be funded by Meridian concurrently with their establishment or over a period of time, but also contain a provision which requires Meridian to fund the trusts immediately upon certain events, including principally a change in control. The trust assets will be held by a trustee independent of Meridian and are invested in accordance with an
       31investment policy established by the Compensation
Committee. As of the date of this Proxy Statement, no contributions have been made to any of these trusts.

Compensation Committee Interlocks and Insider Participation

       Samuel A. McCullough, Chairman and Chief Executive Officer of Meridian, serves as a member of Meridian's Compensation Committee, although he does not participate in or vote on matters concerning his own benefits or awards. The Board of Directors believes that Mr. McCullough's position with Meridian provides him with perspective valuable to the Committee in connection with performance of its duties.

Performance Graph

       Set forth below is a graph comparing the yearly percentage change in the cumulative total shareholder return on Meridian's Common Stock against the cumulative total return on the S&P Composite-500 Stock Index and the Keefe, Bruyette & Woods, Inc. 50 Index (a market capitalization-weighted bank stock index comprised of all money-center and most regional banking institutions) for the periods indicated. The graph assumes an initial investment of $100.00 with dividends reinvested over the periods indicated.

                    [PERFORMANCE GRAPH FILED SEPARATELY ON FORM SE]

Certain Transactions

       Certain directors and executive officers of Meridian, and their associates (including corporations of which such persons are officers or 10% beneficial owners), were customers of and had transactions with Meridian Bank or its predecessors in the ordinary course of business during Meridian's fiscal year ended December 31, 1993. Similar transactions may be expected to take place in the future. Such transactions included the purchase of certificates of deposit and extensions of credit in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risks of collectability or present other unfavorable features. It is expected that any other transactions with directors and officers and their associates in the future will be conducted on the same basis.

       During 1993, the law firm in which Meridian director Kline is a partner received fees from Meridian and its subsidiaries of approximately $3.01 million. Such sum does not include fees received from borrowers who engage bank counsel principally in commercial and real estate lending transactions with Meridian Bank or its predecessors or any other subsidiaries of Meridian.

       During 1993, the construction firms of which Meridian director Schultz is President and Chief Executive Officer 32received payments of approximately $192,000 in connection with various construction projects performed on behalf of Meridian and its subsidiaries. Such payments were in amounts and on substantially the same other terms and conditions as would have been available to Meridian from an unaffiliated party.

                                     MATTER NO. 2
                  AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE
               AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 SHARES
                                 TO 200,000,000 SHARES

       The Board of Directors of Meridian has approved an amendment to Article Fifth of the Articles of Incorporation which, if adopted, would increase the number of authorized shares of Meridian's Common Stock from 100,000,000 to 200,000,000 shares.
The Board of Directors recommends that shareholders approve this amendment.

       At February 15, 1994, there were 58,162,266 shares of Meridian's Common Stock issued and outstanding. Of the remaining 41,837,734 shares of authorized Common Stock on such date, 654,173 shares were reserved for issuance under Meridian's Dividend Reinvestment and Stock Purchase Plan and 3,145,579 shares were reserved for issuance under Meridian's Stock Option Plan, leaving 38,037,982 shares of Common Stock available for issuance.

       Matter No. 2 is being proposed because the Board of Directors believes that it is advisable to have a greater number of authorized but unissued shares of Common Stock available for various corporate programs and purposes. Meridian may from time to time consider acquisitions, stock dividends or stock splits, and public or private financings to provide Meridian with capital, which may involve the issuance of additional shares of Common Stock or securities convertible into Common Stock. Also, additional shares of Common Stock may be necessary to meet anticipated future obligations under Meridian's Dividend Reinvestment and Stock Purchase Plan and under Meridian's employee benefit plans. The Board of Directors believes that having authority to issue additional shares of Common Stock will avoid the possible delay and significant expense of calling and holding a special meeting of shareholders to increase authorized capital. Meridian's shareholders last approved an increase in the number of shares of Common Stock on April 22, 1988, at the 1988 Annual Meeting of Shareholders, from 50,000,000 to 100,000,000 shares.

       Meridian has no present plan, agreement or understanding involving the issuance of its Common Stock except for shares required or permitted to be issued under employee benefit plans, upon exercise of outstanding stock options, under Meridian's shareholder rights plan, in connection with outstanding warrants to purchase 500,000 shares, and in connection with Meridian's pending acquisition of The Grange National Bank of Susquehanna County. It is possible, however, that additional merger and
       33acquisition opportunities involving the issuance of shares of Meridian's Common Stock will develop. It is also possible that an increase in the market price for Meridian's Common Stock, and conditions in the capital markets generally, may make a stock dividend, a stock split or a public offering of Meridian's stock desirable. Meridian believes that an increase in the number of authorized shares of Meridian's Common Stock will enhance its ability to respond promptly to any such opportunities.

       If Matter No. 2 is approved, the Board of Directors will not solicit shareholder approval to issue additional authorized shares of Common Stock, except to the extent that such approval may be required by law, and such shares may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors may determine. Under the rules of the National Association of Securities Dealers, Inc.
applicable to Meridian, shareholder approval must be obtained prior to the issuance of shares for certain purposes, including the issuance of greater than 25% of Meridian's then outstanding shares in connection with an acquisition by Meridian.

       Although the Board of Directors presently intends to employ the additional shares of Common Stock solely for the purposes set forth above, such shares could be used by the Board of Directors to dilute the stock ownership of persons seeking to obtain control of Meridian, thereby possibly discouraging or deterring a nonnegotiated attempt to obtain control of Meridian and making removal of incumbent management more difficult. The proposal, however, is not a result of, nor does the Board of Directors have knowledge of, any effort to accumulate Meridian capital stock or to obtain control of Meridian by means of a merger, tender offer, solicitation in opposition to the Board of Directors or otherwise.

       Article Fifth of Meridian's Articles of Incorporation also authorizes the issuance of 25,000,000 shares of preferred stock, $25 par value per share, which the Board of Directors has the power to issue as a class or in series and to determine the voting power, if any, dividend rates, conversion or redemption prices, designations, rights, preferences and limitations of the shares in the class or in each series. The proposed amendment to Article Fifth of Meridian's Articles of Incorporation will not increase or otherwise affect Meridian's authorized preferred stock. As of March 1, 1994, there were no shares of Meridian's Series A Preferred Stock outstanding.

       The amendment of the Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 will consist of a revision of Article Fifth of the Articles of Incorporation to provide as follows:

             "FIFTH. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 225,000,000 shares, divided into two classes
              34consisting of 25,000,000 shares of preferred
       stock of the par value of $25.00 each ("Preferred Stock") and 200,000,000 shares of common stock of the par value of $5.00 each ("Common Stock")."

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS AMENDMENT. The affirmative vote of a majority of all votes cast at the Meeting is required to approve this amendment. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting. All proxies will be voted
"FOR" approval of the amendment unless a shareholder specifies to the contrary on such shareholder's proxy card.

                                     MATTER NO. 3
                         RATIFICATION OF INDEPENDENT AUDITORS

       The Board of Directors of Meridian, in accordance with the recommendation made by Meridian's Audit Committee, has appointed the firm of KPMG Peat Marwick, independent auditors, to provide certain accounting services for Meridian and its subsidiaries during fiscal year 1994. Such appointment is being submitted to shareholders for ratification.

       KPMG Peat Marwick has audited the books of account and financial statements of Meridian or certain of its predecessors continuously since 1973. Meridian has been advised that neither the firm nor any of its partners possesses any other material direct or indirect relationship with Meridian, its subsidiaries or its officers or directors, in their capacities as such. Representatives of KPMG Peat Marwick are expected to attend the Meeting, will be afforded an opportunity to make a statement if they desire to do so and will be available to respond to questions from shareholders.

       THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS
MERIDIAN'S INDEPENDENT AUDITORS FOR THE 1994 FISCAL YEAR. The affirmative vote of a majority of all votes cast at the Meeting is required to ratify the appointment. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting. All proxies will be voted "FOR" ratification of the appointment unless a shareholder specifies to the contrary on such shareholder's proxy card.

                                     MATTER NO. 4
                          SHAREHOLDER PROPOSAL TO PROVIDE FOR
                                   CUMULATIVE VOTING

       George R. Yake and Samuel J. Yake, 45 Chestnut Road, Paoli, Pennsylvania 19301, who, at February 15, 1994, were, collectively, the holders of record or beneficially of 77 shares of Meridian's Common Stock, have given notice to Meridian that they will cause a resolution to be introduced from the floor at the Meeting. In accordance with the rules and regulations of the Securities and Exchange Commission, the proposed resolution and
       35the supporting statement with respect thereto submitted by Messrs. Yake are set forth below:

             "RESOLVED, that the stockholders of Meridian Bancorp, Inc., assembled in annual meeting in person and by proxy, hereby request that the Board of Directors take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

                                        Reasons

             "In 1993, 4,633,956 shares were cast in favor of our similar resolution.

             "Until 1986 Meridian stockholders enjoyed this important right.

             "It should also be remembered that cumulative voting is mandatory in all national banks and in many states.

             "Lewis D. Gilbert, dean of corporate shareholder activists, says: 'We believe cumulative voting crucial because its institution in a corporation gives the minority a voice in proportion to its actual strength . . . because it changes a corporation from a monolith in which no opposition is brooked to a democracy in which criticism acts as a dynamic motive power.'

             "If you agree, please mark your proxy FOR this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

                            Position of Board of Directors

       THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
AGAINST THIS PROPOSAL.  Proxies solicited by the Board of
Directors will be so voted unless a shareholder specifies to the contrary on such shareholder's proxy card.

       The same resolution, accompanied by a similar statement, was presented by Messrs. Yake to Meridian's shareholders at the prior four annual meetings of Shareholders and was disapproved at each of those meetings. The Board of Directors of Meridian continues to oppose this proposal for the following reasons.

       As indicated above, Meridian's shareholders voted at the 1986 Annual Meeting to amend Meridian's Articles of Incorporation to eliminate cumulative voting in elections of directors. The Board of Directors of Meridian continues to believe, as it believed in 1986 when it proposed the elimination of cumulative
       36voting, that the function of the Board is to administer the affairs of Meridian for the benefit of all shareholders. The Board believes a director elected by a minority through cumulative voting may feel bound to act in a manner which he determines to be in the interests of the shareholders who elected him even though such action may not be in the best interests of Meridian and its shareholders as a whole.

       The Board of Directors also believes that cumulative voting could encourage factionalism and partisanship and introduce an element of discord on the Board, thus impairing the ability of directors to effectively work together for the best interests of Meridian and its shareholders. The present method, by which the holders of the majority of the shares of the Meridian's Common Stock can elect the Board, is guided by the principle of majority rule and, in the judgment of the Board, should be retained.

       For the foregoing reasons, the Board recommends a vote
AGAINST the proposal.

       The affirmative vote of a majority of all votes cast at the Meeting is required for approval of this proposal. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting.

                            SHAREHOLDER PROPOSALS FOR 1995

       In accordance with the Bylaws of Meridian, shareholders may propose matters for consideration at annual meetings of shareholders by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of Meridian not less than 30 days nor more than 50 days prior to such annual meeting (i.e., February 27, 1995 through March 19, 1995 if the 1995 Annual Meeting of Shareholders is held on April 25, 1995 as presently expected).

       Meridian's Annual Meeting of Shareholders for 1994 will be held on or about April 25, 1995. Any shareholder desiring to submit a proposal to be considered for inclusion in Meridian's 1995 proxy materials must submit such proposal or proposals in writing, addressed to Meridian at 35 North Sixth Street, Reading, Pennsylvania 19601, Attention - Secretary, on or before
November 15, 1994.

                                     OTHER MATTERS

       The Board of Directors does not intend to bring any other matter before the Meeting and is not presently informed of any other business which others may bring before the Meeting. If any other matters should properly come before the Meeting, or any adjournment or adjournments thereof, however, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

       37    Upon written request of any shareholder, a copy of
Meridian's Annual Report on Form 10-K for its fiscal year ended December 31, 1993, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934 may be obtained, without charge, from W. Sturgis Corbett, Senior Vice President -- Investor Relations, Meridian Bancorp, Inc.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        William L. Gaunt,
                                        Secretary

March 15, 1994
                      PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW.

Meridian

                                MERIDIAN BANCORP, INC.

       I/we hereby appoint Russell J. Kunkel, Paul W. McGloin and Robert C. Williams, or any one of them acting in the absence of others, as proxyholders, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of common stock of Meridian Bancorp, Inc. held of record by me/us on February 15, 1994, at the Annual Meeting of Shareholders to be held on April 26, 1994, or any adjournment thereof.

       This proxy when properly executed will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR MATTER NO. 2, FOR MATTER NO. 3 AND AGAINST MATTER NO. 4. This proxy will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

P
R
O
X
Y

[X]  Please mark your
       votes as in this
       example.
________________________________________________________________
THE BOARD RECOMMENDS A VOTE              THE BOARD RECOMMENDS A VOTE
"FOR" MATTERS 1, 2 AND 3                  "AGAINST" MATTER 4


1. Election of Class II                  4. Cumulative Voting
   Directors
                                                 FOR AGAINST ABSTAIN
             FOR WITHHELD


T.F. Burke, Jr., J.W. Erving,
F.D. Hafer, J.H. Jones,
E.S. Ketchum, D.H. Polett,
W.R. Schultz and R.B. Seidel

(INSTRUCTION: TO WITHHOLD
AUTHORITY FOR ANY INDIVIDUAL
STRIKE OUT NAME.)

2. Amendment to Articles of
   Incorporation to Increase
   Authorized Common Stock               Dated: ___________________, 1994

       FOR AGAINST ABSTAIN
                                         ________________________________
                                                     Signature
3. Ratification of Auditors
                                         ________________________________
       FOR AGAINST ABSTAIN                     Signature if held jointly.

                                         Please sign exactly as name
                                         appears hereon.